Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE dated as of February 26, 2007 (this “Supplemental Indenture”) by and among TRUSTREET PROPERTIES, INC., a Maryland corporation (the “Company”), FF-TSY HOLDING COMPANY II, LLC, a Delaware limited liability company and wholly owned Subsidiary of the Company (“FF-TSY LLC”), FF-TSY HOLDING COMPANY II, INC., a Delaware corporation and wholly owned Subsidiary of the Company, (“FF-TSY INC.”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the Company has heretofore executed and delivered an indenture dated as of March 23, 2005 between the Company and the Trustee (the “Original Indenture”; capitalized terms used herein but not defined shall have the meanings given to such terms in the Original Indenture), pursuant to which the Company has issued $300,000,000 aggregate principal amount of 7 1/2% Senior Notes due 2015 (the “Notes”);

WHEREAS, the Company and FF-TSY LLC have entered into an Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”) dated as of February 26, 2007, pursuant to which the Company has assigned on the date hereof, all of its assets, rights and properties to FF-TSY LLC and FF-TSY LLC has agreed to assume, perform and, in due course, satisfy and discharge all obligations, debts and liabilities of the Company;

WHEREAS, Section 5.01 of the Original Indenture requires that any Person to which the Company has transferred all of its property and assets expressly assume, by a supplemental indenture, all of the obligations of the Company on the Notes and under the Original Indenture;

WHEREAS, Section 5.01 of the Original Indenture also requires that if any successor Person to the obligations of the Company on the Notes and under the Original Indenture is not a corporation, there must also be a co-issuer of the Notes that is a corporation organized and existing under the laws of the United States of America or any state or jurisdiction thereof;

WHEREAS, at the time of effectiveness and performance of the Assignment and Assumption Agreement, FF-TSY LLC was a Restricted Subsidiary of the Company;

WHEREAS, Section 9.01 of the Original Indenture provides that, without the consent of any Holder of a Note, the Company and the Trustee may amend or supplement the Original Indenture or the Notes to provide for the assumption of the Company’s obligations to Holders of Notes in the case of a disposition of all of the Company’s assets;

WHEREAS, in accordance with Sections 5.01 and 11.04 of the Original Indenture, the Company has furnished to the Trustee an Officers’ Certificate and Opinion of Counsel, in each case in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of the Company and such counsel, respectively, (i) the transactions contemplated by the Assignment and Assumption Agreement comply with the Original Indenture and (ii) all conditions precedent to the effectiveness of this Supplemental Indenture have been satisfied; and

WHEREAS, all other acts and proceedings required by law, by the Original Indenture and by the organizational documents of the Company, FF-TSY LLC and FF-TSY INC., to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby mutually acknowledged, and for the equal and proportionate benefit of the Holders of Notes, the Company, FF-TSY LLC and FF-TSY INC. hereby agree as follows:

ARTICLE I

REPRESENTATIONS AND WARRANTIES

Section 1.1    (a) The Company represents and warrants to the Trustee that (i) it is a Maryland corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and (ii) the execution, delivery and performance by it of this Supplemental Indenture have been authorized and approved by all necessary corporate action on its part.

(b) FF-TSY INC. represents and warrants to the Trustee that (i) it is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) the execution, delivery and performance by it of this Supplemental Indenture have been authorized and approved by all necessary corporate action on its part.

(c) FF-TSY LLC represents and warrants to the Trustee that (i) it is a Delaware limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) the execution, delivery and performance by it of this Supplemental Indenture has been authorized and approved by all necessary limited liability company action on its part.

Section 1.2    Each of the Company and FF-TSY LLC represents and warrants to the Trustee that upon the effectiveness of the Assignment and Assumption Agreement (the “Effective Time”), the transfer and assignment of the assets and property of the Company to FF-TSY LLC and the assumption by FF-TSY LLC of all liabilities of the Company will be effective in accordance with the terms thereof and applicable law.

ARTICLE II

ASSUMPTION OF OBLIGATIONS

Section 2.1    In accordance with Article Five and Section 9.01 of the Original Indenture, FF-TSY LLC hereby expressly assumes all obligations of the Company on the Notes and under the Indenture.

Section 2.2    FF-TSY LLC hereby succeeds to, is substituted for, and may exercise every right and power of, the Company under the Original Indenture with the same effect as if FF-TSY LLC initially had been named as the “Company” in the Original Indenture and the Notes; and thereafter the Company shall be relieved of all liability, obligations and covenants under the Notes.

Section 2.3    In accordance with Section 5.01(a)(1) of the Original Indenture, FF-TSY INC. irrevocably agrees to be co-issuer of the Notes.

ARTICLE III

AMENDMENTS

Section 3.1    Each reference in the Original Indenture to the Company shall be deemed to be a reference to FF-TSY LLC.

Section 3.2    The reference in Section 11.02 to the address for notices to the Company is hereby amended by replacing such address with: FF-TSY HOLDING COMPANY II, LLC c/o General Electric Capital Corporation, 260 Long Ridge Road, Stamford, CT 06927, Facsimile No.: (203) 357-4975, Attention: Senior Vice President – Corporate Treasury and Global Funding Operation; with a copy to: Hogan & Hartson LLP, 555 13th Street, N.W., Washington, D.C. 20004, Facsimile No.: (202) 637-5910 Attn: J. Warren Gorrell, Jr., Esq. and David P. Slotkin, Esq.

ARTICLE IV

MISCELLANEOUS

Section 4.1.    Notwithstanding any other provision of this Supplemental Indenture, this Supplemental Indenture shall be effective upon its execution by the parties hereto but Articles II and III shall only become operative concurrently with the Effective Time.

Section 4.2.    This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Supplemental Indenture forms a part thereof. Except as expressly otherwise defined herein, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture.

Section 4.3.    The Original Indenture, as amended and supplemented by this Supplemental Indenture, is in all respects ratified and confirmed and shall continue in full force and effect in accordance with the provisions thereof.

Section 4.4.    All agreements contained in this Supplemental Indenture made by the Company, FF-TSY LLC and FF-TSY INC. shall bind their respective successors and assigns whether so expressed or not.

Section 4.5.    THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 4.6.    In case any provision in this Supplemental Indenture, the Original Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.7.    This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same agreement.

Section 4.8.    The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company, FF-TSY LLC and FF-TSY INC. and not of the Trustee.

Section 4.9.    If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision of this Supplemental Indenture or the Original Indenture that is required to be included herein or in the Indenture by the Trust Indenture Act of 1939, as amended (the “Act”), as in force on the date this Supplemental Indenture is executed, the provision required by the Act shall control.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be executed as of the day and year first above written.

TRUSTREET PROPERTIES, INC.

By:	/s/ Steven D. Shackelford
Name:	Steven D. Shackelford
Title:	Secretary

FF-TSY HOLDING COMPANY II, LLC, as successor to the Company

By:	/s/ Steven D. Shackelford
Name:	Steven D. Shackelford
Title:	Secretary

FF-TSY HOLDING COMPANY II, INC., as co-issuer of the Notes,

By:	/s/ Steven D. Shackelford
Name:	Steven D. Shackelford
Title:	Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Timothy P. Mowdy
Name:	Timothy P. Mowdy
Title:	Vice President

[Signature Page to Supplemental Indenture]

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